UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 17, 2024

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Digital Media Solutions, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware	001-38393	98-1399727
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 140th Avenue N., Suite 101 Clearwater, Florida	33762
(Address of principal executive offices)	(Zip Code)

(877) 236-8632
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure contained in Item 2.03 is incorporated by reference in this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As disclosed on our Annual Report on Form 10-K, on April 17, 2024, DMS, LLC, DMSH LLC and certain of the Company’s subsidiaries entered into a second amendment and waiver (the “Second Amendment”) to its existing Credit Facility with a syndicate of lenders, arranged by Truist Bank and Fifth Third Bank, as joint lead arrangers, and Truist Bank, as administrative agent and collateral agent. The Second Amendment introduced new Tranche A term loan commitments in the amount of $22 million with a maturity date of February 25, 2026, increasing our total borrowing capacity under the Credit Facility from $275 million to $297 million. The Second Amendment allows the Company to PIK the quarterly interest payments due and payable for the quarter ended March 31, 2024 and each of the following quarters up to and including the quarter ending on March 31, 2025; and waives compliance with the net leverage ratio covenant through June 30, 2025.

The Second Amendment also includes certain limited waivers related to prior defaults and events of default under the Credit Facility, amends certain negative and affirmative covenants applicable to us and adds certain additional covenants. In accordance with the Second Amendment, we are required to maintain a minimum aggregate amount of unrestricted and uncommitted cash and cash equivalents held in U.S. dollars during the period of time from and after the Second Amendment effective date of at least $5 million. Further, we have agreed to a variance test in which (i) the Company disbursements during a variance testing period shall not be more than 15% in excess of the amount reflected in the corresponding period in the Credit Facility’s loan parties’ projected cash flows prepared in consultation with a financial advisor (the “Cash Flow Forecast”) or (ii) the Company’s aggregate net cash receipts, (a) during the two week period after the Second Amendment effective date, will not be less than 80%, for the trailing two week period, of the aggregate cash receipts forecasted in the Cash Flow Forecast applicable during such testing period, (b) during the three week period after the Second Amendment effective date, will not be less than 82.5%, for the trailing three week period of the aggregate cash receipts forecasted in the Cash Flow Forecast applicable during such testing period and (c) during the four week period after the Second Amendment effective date and thereafter, will not be less than 85%for the trailing four week period of the aggregate cash receipts forecasted in the Cash Flow Forecast applicable during such testing period.

In connection with the Second Amendment, we must pay a 8.0% commitment fee, which shall be fully earned on the initial funding disbursement date and payable as PIK interest on the Second Amendment effective date. Further, under the terms of the Second Amendment, we have agreed to promptly commence a strategic review and marketing process for a sale of all or substantially all of our assets, which is subject to certain milestones.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description

10.1*	Second Amendment to the Credit Agreement, dated as of April 17, 2024, by and among Digital Media
Solutions, LLC, as borrower, Digital Media Solutions Holdings, LLC, the lenders and issuing banks named therein, and Truist Bank, as administrative agent and as collateral agent.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).
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* Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2024

Digital Media Solutions, Inc.

/s/ Vanessa Guzmán-Clark
Name:	Vanessa Guzmán-Clark
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)